Exhibit 23.1

Board of Directors

EV Charging USA, Inc.

180 North LaSalle Street

Chicago, IL 60601

Gentlemen:

We consent to the use in this Registration Statement on Form S-1 of our report dated October 27, 2014 relating to the financial statements of EV Charging USA, Corp. as of June 30, 2014, and for the period from August 27, 2013 (inception) to June 30, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

April 1, 2015